UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2023

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-31560	98-1597419
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

38/39 Fitzwilliam Square Dublin 2 Ireland	D02 NX53
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 234-3136

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.00001 per share	STX	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On September 7, 2023, Seagate Technology Holdings plc (the “Company”) and Seagate HDD Cayman (“HDD”), an indirect wholly owned subsidiary of the Company, entered into a purchase agreement (the “Purchase Agreement”), by and among the Company, HDD, Seagate Technology Unlimited Company (“STUC” and, together with the Company, the “Guarantors”) and Morgan Stanley & Co. LLC, as representative of the initial purchasers named therein (the “Initial Purchasers”), pursuant to which HDD has agreed to issue and sell, and the Initial Purchasers have agreed to purchase, $1.3 billion aggregate principal amount of 3.50% Exchangeable Senior Notes due 2028 (the “Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, HDD granted the Initial Purchasers of the Notes an option to purchase up to an additional $200 million aggregate principal amount of Notes for settlement within a 13-day period beginning on, and including, the date on which the Notes are first issued, solely to cover over-allotments.

The Notes will be exchangeable at the option of the holders only under certain circumstances and solely into cash up to the aggregate principal amount of Notes to be exchanged, and cash, ordinary shares of the Company, or a combination of both, at HDD’s election, in respect of any remainder of the exchange obligation in excess of such principal amount. The initial exchange rate for the Notes is 12.1253 ordinary shares per $1,000 principal amount of Notes (equivalent to an initial exchange price of approximately $82.47 per share, which represents an exchange premium of approximately 30% to the last reported sale price of the ordinary shares of the Company on the Nasdaq Global Select Market on September 7, 2023). The offering of the Notes is expected to close on September 13, 2023, subject to satisfaction of customary closing conditions.

The Notes will be senior unsecured debt obligations of HDD and will initially be guaranteed on a senior unsecured basis by the Guarantors. HDD intends to use approximately $1.10 billion (or approximately $1.30 billion if the initial purchasers exercise their over-allotment option in full) of the net proceeds from this offering to repay existing indebtedness, including portions of its outstanding term loans and/or senior notes. The remaining net proceeds will be used for general corporate purposes, which may include repayment of other outstanding indebtedness, capital expenditures and other investments in the business.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Guarantors and HDD, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities.

Certain of the Initial Purchasers or their affiliates are lenders and/or agents under HDD’s existing credit agreement.

The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Capped Call Transactions

In connection with the pricing of the Notes, the Company and HDD entered into privately negotiated capped call transactions with one or more of the initial purchasers in the Notes offering or their respective affiliates and/or other financial institutions (the “option counterparties”) having an expiration date that is the same as the maturity date of the Notes. The capped call transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of the Company’s ordinary shares initially underlying the Notes and are expected generally to reduce the potential dilution to the Company’s ordinary shares and/or offset any cash payments that HDD is required to make upon exchange of the Notes in excess of the principal amount thereof in the event that the market value per ordinary share, as measured under the capped call transactions, is greater than the strike price of the capped call transactions, with such reduction or offset being subject to a cap. The cap price of the capped call transactions will initially be $107.8480 per share, which represents a premium of approximately 70% over the last reported sale price of the ordinary shares of $63.44 per share on The Nasdaq Global Market on September 7, 2023. If the initial purchasers of the Notes exercise their over-allotment option, HDD and the Company expect to enter into additional capped call transactions with the option counterparties.

HDD expects that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates will enter into various derivative transactions with respect to the Company’s ordinary shares and/or purchase the Company’s ordinary shares concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of ordinary shares or the Notes at that time. In addition, HDD expects that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s ordinary shares and/or by purchasing or selling the Company’s ordinary shares or other securities of HDD in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during the final observation period related to an exchange of the Notes or, to the extent HDD exercises the relevant election under the capped call transactions, following any termination of any portion of the capped call transactions in connection with any repurchase, redemption or early exchange of the Notes). This activity could also cause or avoid an increase or a decrease in the market price of the ordinary shares or the Notes, which could affect the ability of holders to exchange their Notes and, to the extent the activity occurs during any observation period related to an exchange of the Notes, it could affect the amount of cash that holders will receive upon exchange of their Notes.

The description of the capped call transactions in this report is a summary and is qualified in its entirety by the terms of each of the confirmations for the capped call transactions, the form of which is filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 8.01 Other Events.

On September 6, 2023, the Company issued a press release announcing HDD’s intention, subject to market and other conditions, to offer the Notes. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

On September 8, 2023, the Company issued a press release announcing the pricing of HDD’s offering of the Notes. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Purchase Agreement, dated as of September 7, 2023, by and among Seagate HDD Cayman, Seagate Technology Holdings plc, Seagate Technology Unlimited Company and Morgan Stanley & Co. LLC, as representative of the initial purchasers named therein

10.2	Form of Capped Call Option Transaction Confirmation

99.1	Press Release, dated September 6, 2023, of Seagate Technology Holdings plc entitled “Seagate Announces Offering of Exchangeable Senior Unsecured Notes”

99.2	Press Release, dated September 8, 2023, of Seagate Technology Holdings plc entitled “Seagate Announces Pricing of $1.3 Billion of Exchangeable Senior Unsecured Notes”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

Dates: September 8, 2023

	By:	/s/ Gianluca Romano
	Name:	Gianluca Romano
	Title:	Executive Vice President and Chief Financial Officer